UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2015

Quanex Building Products Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-33913	26-1561397
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 West Loop South, Suite 1500, Houston, Texas 77027

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (713) 961-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 15, 2015 (the “Agreement Date”), Quanex Building Products Corporation, a Delaware corporation (“we,” “us,” “our,” “Quanex” or the “Company”), entered into a Share Purchase Agreement (the “Purchase Agreement”), by and among Quanex and the following shareholders (the “Shareholders”) of Flamstead Holdings Limited, a company incorporated and registered in England and Wales (“Flamstead”): Roger Hartshorn, Janet Hartshorn, Garner Properties Limited, Michael Bosworth, and Joan Bosworth. Under the Purchase Agreement, concurrently with execution, Quanex purchased from the Shareholders all of the outstanding ownership shares of Flamstead (the “Purchase”). Following the Purchase, Flamstead became a wholly-owned subsidiary of Quanex and we acquired, as a result thereof, the following wholly-owned subsidiaries of Flamstead, each of which is incorporated and registered in England and Wales: HL Plastics Limited; Vintage Windows Limited; Wegoma Machinery Sales Limited; and Liniar Limited (collectively, the “Subsidiaries”).

The total purchase price due to the Shareholders from Quanex in connection with the Purchase was £95 million, ten percent of which was paid into an escrow account (the “Escrow Fund”) maintained in accordance with the terms of the Purchase Agreement. In addition, five percent of the total purchase price was withheld by Quanex to be paid at a later date, subject to upward or downward adjustment pursuant to an earn-out provision included in the Purchase Agreement.

The Purchase Agreement contains covenants, representations and warranties related to Quanex, Flamstead, the Subsidiaries and the Shareholders that are customary for a transaction of this type in the United Kingdom, including non-competition and non-solicitation covenants by the principal Shareholders. The Purchase Agreement provides that Quanex may be indemnified against damages suffered as a result of breaches by Flamstead or the Shareholders of certain representations, warranties and covenants by means of the Escrow Fund, or, with respect to select representations, warranties, covenants or other provisions, directly from the principal Shareholders.

The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of the Purchase Agreement and as of specific dates, were solely for the benefit of the parties to the Purchase Agreement, and may be subject to limitations agreed upon by the contracting parties. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third–party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of any of the parties to the Purchase Agreement or any of their respective shareholders, subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the public disclosures of the Company.

Prior to entering into the Purchase Agreement, and other than with respect to the Purchase Agreement, neither Quanex nor any of its affiliates had any material relationship with Flamstead or any of its subsidiaries or affiliates, or with any of the Shareholders.

The foregoing summary of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets

Concurrently with its entry into the Purchase Agreement on June 15, 2015, as discussed above, Quanex completed the Purchase from the Shareholders. The assets purchased under the Purchase Agreement included all of the ownership shares of Flamstead. As a result of the Purchase, Quanex also acquired indirect ownership of each of the Subsidiaries. Please see Item 1.01 above for a discussion of the consideration paid by Quanex in connection with the Purchase.

The Purchase will constitute the purchase of a “significant amount of assets”, as such phrase is defined in Instruction 4 to Item 2.01 of Form 8-K. To the extent that any financial statements or pro forma financial information is required to be filed in connection with the Purchase, such information will be filed by amendment to this current report on Form 8-K within seventy-one (71) calendar days from the date that this current report on Form 8-K must be filed.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

In order to partially fund the amounts due to the Shareholders in connection with the Purchase, on June 15, 2015, Quanex borrowed $92 million from the lenders under that certain Credit Agreement dated as of January 28, 2013, among the Company; certain of its subsidiaries as guarantors; Wells Fargo Bank, National Association, as administrative agent; Wells Fargo Securities, LLC, as lead arranger and syndication agent; and the lenders party thereto (the “Credit Agreement”). The remainder of the Purchase was funded by Quanex out of its cash on hand. The foregoing description of the Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the descriptions contained in the Registrant’s Current Report on Form 8-K (Reg. No. 001-33913) as filed with the Securities and Exchange Commission on January 30, 2013 (the “January 30, 2013 8-K”) and the complete terms and conditions of the Credit Agreement, a copy of which was filed as Exhibit 10.1 to the January 30, 2013 8-K, all of which are incorporated herein by reference in this Item 2.03.

Item 7.01.	Regulation FD Disclosure.

Concurrently with the issuance of the press release referenced in Item 8.01 below, the Company posted to its corporate website (https://quanex.com/News-Room/News-Releases/Investors.aspx), a presentation (the “Presentation”) that provides a summary of the strategic rationale and financial benefits of the Company’s acquisition of Flamstead. The full text of the Presentation is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Presentation is being furnished, not filed, pursuant to Regulation FD. Accordingly, such information will not be incorporated by reference into any registration statement or other document filed by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The furnishing of the Presentation is not intended to, and does not, constitute a determination or admission by the Company that any information contained therein is material or complete, or that investors should consider the Presentation before making an investment decision with respect to the Company’s securities.

Item 8.01.	Other Events.

On June 16, 2015, the Company issued a press release announcing that it had completed the acquisition of Flamstead. The full text of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial statements of business acquired.

To the extent that any financial statements are required by this Item 9.01(a), such financial statements will be filed by amendment to this current report on Form 8-K within seventy-one (71) calendar days from the date that this Current Report on Form 8-K must be filed.

(b) Pro forma financial information.

To the extent that any pro forma financial information is required by this Item 9.01(b), such financial information will be filed by amendment to this current report on Form 8-K within seventy-one (71) calendar days from the date that this Current Report on Form 8-K must be filed.

(d) Exhibits

2.1	Share Purchase Agreement relating to Flamstead Holdings Limited, dated June 15, 2015, by and among Quanex Building Products Corporation and the shareholders of Flamstead Holdings Limited.*

99.1	Presentation dated June 16, 2015

99.2	Press Release dated June 16, 2015

*	Certain schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The omitted schedules include (i) non-material information pertaining to the Shareholders, and (ii) non-material information related to closing deliverables. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QUANEX BUILDING PRODUCTS CORPORATION

Date: June 16, 2015	By:	/s/ Brent L. Korb
Brent L. Korb
Senior Vice President – Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1	Share Purchase Agreement relating to Flamstead Holdings Limited, dated June 15, 2015, by and among Quanex Building Products Corporation and the shareholders of Flamstead Holdings Limited. *

99.1	Presentation dated June 16, 2015

99.2	Press Release dated June 16, 2015

*	Certain schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The omitted schedules include (i) non-material information pertaining to the Shareholders, and (ii) non-material information related to closing deliverables. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the Securities and Exchange Commission.